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                                                                    EXHIBIT 21
                         TRIBUNE COMPANY SUBSIDIARIES

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                                                           Jurisdiction of       Other names under which
                                                           Incorporation         subsidiary does business
                                                           ---------------       ------------------------
PUBLISHING
----------

Tribune Publishing Company                                 Delaware

Chicago Tribune Company                                    Illinois              Chicago Tribune; Exito!
   Chicago Tribune Newspapers, Inc.                        Illinois              Tribune Newspaper Network
   Chicago Tribune Press Service, Inc.                     Illinois
   Newspaper Readers Agency, Inc.                          Illinois
   Tribune Direct Marketing, Inc.                          Delaware              Chicago Tribune Direct
   Precision Home Delivery, Inc.                           Delaware
   RELCON, Inc.                                            Delaware
Tribune Media Services, Inc.                               Delaware              TV Log; TV Week; TV Listings; TMS
                                                                                 Stocks; Voice News Network
Sun-Sentinel Company                                       Delaware              Sun-Sentinel; Gold Coast Labeling
   Gold Coast Publications, Inc.                           Delaware              Gold Coast Shopper; Porch Plus; XS; Exito!;
                                                                                 iCE; Vital Signs; South Florida Parenting

   New River Center Maintenance Association, Inc.          Florida
Sentinel Communications Company                            Delaware              The Orlando Sentinel; US Express; Magic
                                                                                 Magazine; Tribune Interactive Network
                                                                                 Services; Downtown Orlando Magazine;
                                                                                 Florida Journal Publications; Black Family
                                                                                 Today; Central Florida Family; Tampa Bay
                                                                                 Family; Jacksonville Family
   Neocomm, Inc.                                           Delaware              Porch Plus; Relcon of Florida; Neocomm of
                                                                                 Delaware, Inc.
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                                                           Jurisdiction of       Other names under which
                                                           Incorporation         subsidiary does business
                                                           ---------------       ------------------------
The Daily Press, Inc.                                      Delaware              Daily Press
   Hampton Roads Newspapers, Inc.                          Virginia
Tribune National Marketing Company                         Delaware
Picture Network International, Ltd.                        Delaware

EDUCATION
---------

Tribune Education Company (Tribune New Media Company)      Delaware
NTC/Contemporary Publishing Company                        Illinois              Best Publications Company; Best Books
                                                                                 Company; National Textbook Company;
                                                                                 Passport Books; VGM Career Horizons; The
                                                                                 Quilt Digest Press; NTC Business Books
   Congdon & Weed, Inc.                                    New York
Wright Group Publishing, Inc.                              Delaware
Compton's Multimedia Publishing Group, Inc.                Delaware
NewMedia Source, Inc.                                      California
Compton's NewMedia U.K. Limited                            United Kingdom
Jamestown Publishers, Inc.                                 Rhode Island
Everyday Learning Corporation                              Illinois
NTC/Contemporary Publishing Company                        Delaware
Educational Publishing Corporation                         Delaware              Creative Publication
   Ideal School Supply Corporation                         Delaware
   Instructional Fair Inc.                                 Delaware              Instructional Fair.TS Denison
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                                                           Jurisdiction of       Other names under which
                                                           Incorporation         subsidiary does business
                                                           ---------------       ------------------------
BROADCASTING AND ENTERTAINMENT
------------------------------

Tribune Broadcasting Company                               Delaware              Tribune Plus; Tribune Plus Corporate Sales;
                                                                                 Tribune Creative Services Group
   Tribune Broadcasting News Network, Inc.                 Delaware              Trib Net
   ChicagoLand Television News, Inc.                       Delaware              ChicagoLand Television/CLTV
   Oak Brook Productions, Inc.                             Delaware
   ChicagoLand Microwave Licensee, Inc.                    Delaware
   Tribune Regional Programming, Inc.                      Delaware

   Tribune New York Radio, Inc.                            Delaware              WQCD-FM
   Tribune Denver Radio, Inc.                              Delaware              KOSI; KEZW
   Tribune Denver Direct Mail, Inc.                        Delaware              KOSI Coupons
   WGN Continental Broadcasting Company                    Delaware              WGN-TV; WGN Radio; Tribune Radio
                                                                                 Networks
   Tribune Sacramento Radio, Inc.                          Delaware              KKHK (pending FCC approval, previously
                                                                                 known as KVOD)
   Tribune Entertainment Company                           Delaware
      Magic T Music Publishing Company                     Delaware
      Tribune Entertainment Production Company             Delaware
         Chicago River Production Company                  Delaware
         435 Production Company                            Delaware
         5800 Sunset Productions Inc.                      Delaware
         North Michigan Production Company                 Delaware
   Fairfax Media, Incorporated                             Virginia
   Tribune (FN) Cable Ventures, Inc.                       Delaware
   KWGN Inc.                                               Delaware              KWGN-TV
   WGNO Inc.                                               Delaware              WGNO-TV
   WGNX Inc.                                               Delaware              WGNX-TV
   KTLA Inc.                                               California            KTLA-TV
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                                                           Jurisdiction of       Other names under which
                                                           Incorporation         subsidiary does business
                                                           ---------------       ------------------------
   WPHL-TV, Inc.                                           Pennsylvania          WPHL-TV
   WPIX Inc.                                               New York              WPIX-TV; Tribune New York Holdings
   WLVI Inc.                                               Delaware              WLVI-TV
   Tribune Network Holdings Company                        Delaware
   KTTY, Inc.                                              Delaware
   KHTV, Inc.                                              Delaware              KHTV-TV
Interstate Radio Network, Inc.                             Illinois
Tribune California Properties, Inc.                        Delaware
Farm Journal, Inc.                                         Pennsylvania
   Farm Journal Tours, Inc.                                Pennsylvania
   Rockwood Research Corporation                           Pennsylvania
Chicago National League Ball Club, Inc.                    Delaware              Chicago Cubs
Diana-Quentin, Inc.                                        Illinois
Rockford Professional Baseball Club, Inc.                  Florida               Rockford Cubbies
Rock River Concessions, Inc.                               Florida
Orlando Baseball Club, Inc.                                Delaware              Orlando Cubs
Orlando Baseball Concessions, Inc.                         Delaware

MISCELLANEOUS
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Tribune Properties, Inc.                                   Delaware              New River Center Management Co.
Tribune New York Properties, Inc.                          Delaware
Riverwalk Center I Joint Venture                           Florida (Partnership)
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